UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 13, 2006 (June 10, 2006)
Date of Report (Date of earliest event reported)

INNOFONE.COM, INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	0-31949	98-0202313
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1431 Ocean Avenue, Suite 1100
Santa Monica, CA 90401

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (310) 458-3233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding Innofone's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Innofone’s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Innofone's actual results to differ from management's current expectations are contained in Innofone's filings with the Securities and Exchange Commission. Innofone undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 10, 2006, Innofone.com, Incorporated (the “Company” or “Innofone”) issued a promissory note to 55 South Investments in the face amount of $500,000, with interest at 12% per annum. The Maturity Date shall be the earlier of: (a) one (1) year from the commencement of that certain equity swap transaction (“Swap”) whereby 30 days have expired thereafter the date in which the Company is granted effectiveness by the Securities and Exchange Commission on a registration statement filed pursuant to certain agreements made in connection with an equity swap made by and between the Company and Cogent Capital Group, LLC and its affiliates as of June 2, 2006 (defined herein as the “Swap Start Date”); or (b) December 1, 2007, whichever is earlier. Repayment of the Principal by Innofone to the Holder shall commence within ten (10) days of the Swap Start Date and shall continue thereafter in equal pro rata monthly installments on the same date of each subsequent month thereafter for the successive eleven (11) months thereafter the Swap Start Date and continue until all principal payments are paid in full. The Principal shall be repaid in full no later than the Maturity Date. Should the Swap Start Date not occur prior to the Maturity Date, then the entirety of Principal shall be due and payable to Holder on the Maturity Date. Further Innofone may, at its option, prepay all amounts owing under this Note prior to the Maturity Date, in whole or in part, without payment of any premium or penalty, after giving written notice thereof to the Holder at least one (1) day prior to the date selected for prepayment. In connection with the issuance of the note, we issued (i) a five-year warrant to 55 South Investments for the right to purchase up to 2,000,000 shares of common stock at $1.00 per share; and (ii) a five year warrant to Millennium Investment Services, Inc., an affiliate of 55 South, for the right to purchase 500,000 shares of common stock at $1.00 per share. We have granted certain piggyback registration rights with respect only to the shares underlying the warrant issued to 55 South. The note is secured with approximately $2,000,000 worth of our restricted common stock and $2,000,000 worth of restricted common stock owned by Mr. Lightman, our Chief Executive Officer and President. We have granted certain demand registration rights with respect to all shares issued as security under the note. Further, we have agreed to pay to 55 South approximately $40,000 representing an origination fee and a due diligence fee.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Investor was an “accredited investor” and/or qualified institutional buyers, the Investor had access to information about the Company and its investment, the Investor took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION.

See Item 1.01 above.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.

ITEM 8.01 OTHER EVENTS.

See Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.

Exhibit Number	Description

10.1	Promissory Note issued to 55 South Investment, dated July 10, 2006 *

10.2	Registration Rights Agreement between Innofone and 55 South Investments, dated July 10, 2006 *

10.3	Guaranty and Pledge Agreement between Innofone, Alex Lightman and 55 South Investments, dated July 10, 2006 *

10.4	Warrant issued to 55 South Investment, dated July 10, 2006 *

10.5	Warrant issued to Millennium Investment Service, Inc., dated July 10, 2006 *

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INNOFONE.COM, INCORPORATED

By:	/s/ Alex Lightman
Chief Executive Officer and President

July 13, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.1	Promissory Note issued to 55 South Investment, dated July 10, 2006 *

10.2	Registration Rights Agreement between Innofone and 55 South Investments, dated July 10, 2006 *

10.3	Guaranty and Pledge Agreement between Innofone, Alex Lightman and 55 South Investments, dated July 10, 2006 *

10.4	Warrant issued to 55 South Investment, dated July 10, 2006 *

10.5	Warrant issued to Millennium Investment Service, Inc., dated July 10, 2006 *